                            OPTION GRANT AGREEMENT
                            ----------------------

ENTERBANK HOLDINGS, INC. (the "Company"), a Delaware chartered bank holding company, and --------------------("Employee") make and enter into this Option Grant Agreement (the "Agreement") effective as of -------------------.

WHEREAS, Optionee is a valuable and trusted employee of the Company, and the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company to provide an added incentive to advance the interests of the Company to provide an added incentive to advance the interests of the Company; and

WHEREAS, the board of directors of the Company (the "Board") has adopted a fourth incentive stock option plan (the "Plan") on April 28, 1999 and the stockholders approved the Plan on April 28, 1999; and

WHEREAS, pursuant to the provisions of the Plan, the Board has decided to grant Employee an option to purchase shares of the Company's $.01 par value, voting common stock (the "Common Stock").

NOW, THEREFORE, in consideration of the forgoing recitals and the following promises, the Employee and the Company agree as follows:

                                      1.

Pursuant to this Agreement, the Company grants to Employee the right, privilege, and option to purchase --------- shares of its Common Stock at the purchase price of ------- per share (the "Option").

                                      2.

The Employee may exercise the Option at any time, and from time to time, in whole or in part, until the termination of the Option as provided in Section 4 of the Agreement, subject to the following:

          (a) [20%] of the shares of Common Stock which may be purchased pursuant to this Option may be purchased on or after -------------- (one year from grant date);

          (b) [20%] of the shares of Common Stock which may be purchased pursuant to this Option may be purchased on or after -------------- (two years from grant date);

          (c) [20%] of the shares of Common Stock which may be purchased pursuant to this Option may be purchased on or after -------------- (three years from grant date);

          (d) [20%] of the shares of Common Stock which may be purchased pursuant to this Option may be purchased on or after -------------- (four years from grant date);

          (e) [20%] of the shares of Common Stock which may be purchased pursuant to this Option may be purchased on or after -------------- (five years from grant date);

In the event of termination of employment for any reason other than death, the shares of Common Stock which may be purchased pursuant to an Option shall be limited to the number of shares which are fully vested and available for purchase as of the date and time of termination of employment. In the event of the death of an Optionee, all shares of Common Stock, which may be purchased pursuant to an Option held by the Optionee, shall be deemed fully vested and available for purchase.

In the event of a "Change of Control" of the Company, as defined in the Plan, all shares of Common Stock which may be purchased pursuant to an Option shall be deemed fully vested and available for purchase.

The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under this Plan or any other ISO plan of Company) may exceed $100,000.00. The options representing such excess aggregate fair market value shall not be Incentive ISOs pursuant to the Internal Revenue Code Section 422 (d). Provided, however, that such non-qualified options shall be subject to all other previsions of the plan. With respect to such non-qualified options, the Company shall denote on the stock certificates issued upon exercise of such options that such certificates were issued as a result of non-qualifed options. If an Optionee receives options under this agreement, a part of which will be qualified under Section 422 of the Code and part of which are not qualified, such Optionee shall notify the Company whether qualified or non-qualified options are being exercised. Absent such notification, the Company shall treat such exercise as an exercise of qualified options to the extent available.

                                      3.

      3.1 The Option shall be exercised by written notice from Employee to Company, directed to the attention of the Board.

      3.2 Contemporaneous with the delivery to Employee of the appropriate evidence of the shares of Common Stock being issued to Employee (which shall occur as soon as practicable following receipt of notice of exercise by Company), Employee shall deliver to Company cash or a cashier's check payable to the order of the Company in payment of the option price for the number of shares specified and paid for, and Employee and Company shall execute the Stock Restriction Agreement described hereinafter.

      3.3 If at any time the Board shall determine in its discretion, that the listing, registration, or qualification of the shares covered by this Option upon any securities exchange or under any state or federal law, or that the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, no shares shall be issued pursuant to this Option unless and until such listing registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

                                      4.

            4.1 To the extent not previously exercised, the Option shall terminate upon the first to occur of the following:

            (a) If Employee's employment is terminated for any reason, then the date three months after the date of such termination; or

            (b)    --------------- (ten years from grant date).

            4.2 The transfer of Employee from the employ of the Company to a Subsidiary or vice versa, or from one Subsidiary to another shall not be considered an interruption or termination of employment for purposes of this Agreement.


                                      5.

In the event that additional shares of Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Common Stock, subject to Option shall be increased proportionally and the price per share shall be decreased proportionally with no change in the total purchase price of the shares subject to Option. In the event that the shares of Common Stock from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock subject to Option shall be reduced proportionally and the price per share shall be increased proportionally with no change in the total price of the shares subject to Option. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant hereto shall be eliminated from the Option. No adjustment shall be made for dividends (other than stock dividends) or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.

                                      6.

This Option is non-transferable and is exercisable only by Employee or the Employee's personal representative. Employee shall have no rights as a stockholder with respect to the optioned shares of Common Stock until payment of the option price of shares for which the Option has been exercised, execution of the Stock Restriction Agreement described hereinafter, and delivery to Employee of the appropriate evidence of the shares as herein provided.

                                      7.

Subject to the provisions of Section 6 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective successors, assigns, heirs, executors, administrators and personal representatives.

                                      8.

This Agreement is not a contract of employment of any kind whatsoever between Employee and any present of future employer of Employee.

                                      9.

The certificate representing the Option shall be marked with the following legend endorsement:

            "The alienation and transfer of this option certificate and the option to acquire stock of Enterbank Holdings, Inc. represented hereby is subject to an Option Grant Agreement between Enterbank Holdings, Inc. and the registered holder hereof, a copy of which is in the possession of the Secretary of Enterbank Holdings, Inc."

                                      10.

Any notice required hereunder shall be in writing, and shall be given by mailing the notice by certified mail, postage prepaid, return receipt requested, addressed to the party to whom given, at the address of such party stated below, or at such other address as such party may previously have designated by notice hereunder. Notices shall be deemed given as of the date mailed.

                                      11.

This Agreement constitutes the entire contract and understanding between the Employee and the Company with respect to the Option.

                                      12.

As used herein, "Subsidiary" means any corporation which would constitute a subsidiary corporation of Company as defined in Subsection 425(f) of the Internal Revenue Code of 1986, as amended, if, in applying such definition, the term "Company" is substituted for "employer corporation" wherever it appears.

                                      13.

This Agreement may not be modified or amended except by an instrument in writing executed by the Employee and the Company.

                                      14.

This Agreement is being entered into in and shall be construed in accordance with the laws of the State of Missouri.

                                      15.

This Agreement may be executed in several counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the date first above written.

Employee:


------------------------------------
Employee Name

Employee Address

Company:

ENTERBANK HOLDINGS, INC.


By:---------------------------------
   President

150 North Meramec
Clayton, Missouri 63105

                           ENTERBANK HOLDINGS, INC.
                      FOURTH INCENTIVE STOCK OPTION PLAN
                      ----------------------------------

                                      1.

      This Fourth Incentive Stock Option Plan for ENTERBANK HOLDINGS, INC. is intended to advance the interests of the Organization by providing Key Employees who have substantial responsibility for the direction and management of the Company and its Subsidiaries with additional incentive to promote the success of the Organization's business, and by encouraging the Key Employees to remain in the employ of the Organization. The above aims will be accomplished through the granting of certain stock options. It is intended that options issued under the Plan qualify as ISOs, and the provisions of the Plan shall be interpreted in accordance with this intention. Provided, however, that such intention shall not be construed to negate any options granted under the plan that are not treated as incentive stock options by virtue of the Internal Revenue Code 422 (d).

                                      2.

      The items defined below shall have the following meanings throughout the Plan:

      2.1   "Bank" means ENTERPRISE BANK, a Missouri financial institution.

      2.2   "Board" means the Board of Directors of Company.

      2.3   "Code" means the Internal Revenue Code of 1986, as amended.

      2.4   "Company" means ENTERBANK HOLDINGS, INC., a Delaware corporation.

      2.5 "ISOs" means stock options which qualify as incentive stock options under Section 422 of the Code. Such term shall also include those options that would be considered incentive stock options but for Internal Revenue Code Section 422 (d).

      2.6 "Key Employees" means officers, directors, executives and supervisory personnel, as well as other employees of the Company or the Subsidiaries, who have substantial responsibility for the direction and management of the Organization.

      2.7   "Organization" means the Company, the Bank and the Subsidiaries.

      2.8   "Optionee" means the person to whom an option is granted.

      2.9 "Plan" means the Fourth Incentive Stock Option Plan as defined by the provisions hereof.

      2.10  "Stock" means the voting common stock of Company.

      2.11 "Subsidiaries" means any subsidiary bank or corporation owned or controlled by the Company, the Bank, or one of the Subsidiaries.

      2.12 "Ten Percent Shareholder" means any individual who at the time an option is granted owns directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, taking into account the provisions of Section 424 (d) of the Code.

      2.13 "Change of Control" means: (i) a merger or consolidation of the Company with or into any other entity, unless after such event at least a majority of the voting power of the surviving or resulting entity is beneficially owned by persons who beneficially own a majority of the voting power of the Company immediately prior to such event or (ii) a sale of all or substantially all the assets of the Company (except to a Subsidiary of the Company), or (iii) the dissolution of the Company, or (iv) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors determined immediately prior to any such change or changes, or (iv) any tender or exchange offer or other transaction in which the holders of the Company's common stock become entitled to receive or may elect to receive either cash or securities of an entity other than the Company, but not a stock split or reverse stock split of, or stock dividend on, the Company's common stock as a class, or (v) any change or changes in the beneficial ownership of the securities of the Company within any one-year period, including any such change or changes effected in whole or in part by the redemption of outstanding securities or the issuance of new securities, as a result of which any "person," as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustees or other fiduciary holding securities under any employee benefit plan of the Company, or any company beneficially owned by the stockholders of th Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities. For purposes of this paragraph, beneficial ownership shall be as defined in Rule 13d-3 under the Exchange Act.

                                      3.

      The Board shall administer the Plan. Subject to the provisions of the Plan, the Board shall have authority, in its sole and absolute discretion;
(a) to determine the employees of the Organization (from among the class of employees eligible under Section 4 to receive options under the Plan) to whom options shall be granted; (b) to determine the time or times at which options shall be granted; (c) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 6.1; (d) to determine (subject to Section 6.2) the duration of the exercise period for each option subject to the vesting limitations of the Plan; (e) to determine the form of options granted hereunder; (f) to determine the exact provisions of any ISO issued hereunder so long as such provisions are not inconsistent with Section 422 of the Code; and (g) to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it. For purposes of acting with respect to the Plan, a majority of the members of the Board shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Board shall be deemed the acts of the Board.

                                      4.

      4.1   Options shall be granted only to Key Employees.

      4.2 The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under this Plan or any other ISO plan of Company) may exceed $100,000.00. The options representing such excess aggregate fair market value shall not be Incentive ISOs pursuant to the Internal Revenue Code Section 422 (d). Provided, however, that such non-qualified options shall be subject to all other previsions of the plan. With respect to such non-qualified options, the Company shall denote on the stock certificates issued upon exercise of such options that such certificates were issued as a result of non-qualifed options. If an Optionee receives options under this agreement, a part of which will be qualified under Section 422 of the Code and part of which are not qualified, such Optionee shall notify the Company whether qualified or non-qualified options are being exercised. Absent such notification, the Company shall treat such exercise as an exercise of qualified options to the extent available.

      4.3 Options granted under the Plan may be exercised in whole or in part throughout the duration of the exercise period for each option set by the Board subject to the following vesting requirements:

               (a) Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after one (1) year from the date of grant;

               (b) Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after two (2) years from the date of grant;

               (c) Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after three (3) years from the date of grant;

               (d) Twenty percent of  the shares of Common Stock which may be purchase pursuant to an Option, shall be available for purchase on or after four (4) years from the date of grant; and

               (e) Twenty percent of the shares of Common Stock, which may be purchased pursuant to an Option, shall be available for purchase on or after five (5) years from the date of grant.

      In the event of termination of employment for any reason other than death, the shares of Common Stock which may be purchased pursuant to an Option shall be limited to number of shares which are fully vested and available for purchase under this Section 4.3 as of the dated and time of termination of employment. In the event of the death of an Optionee, all shares of Common Stock, which may be purchased pursuant to an Option held by the Optionee, shall be deemed fully vested and available for purchase, subject to the limitation set forth in Section 4.2 of the Plan.

      4.4 In the event of a "Change of Control" of the Company, as defined in Section 4.13 of the Plan, all shares of common Stock which may be purchased pursuant to an Option shall be deemed fully vested and available for purchase, subject to the limitation set forth in Section 4.2 of the Plan.

                                      5.

      5.1 The maximum number of shares of Stock which may be issued pursuant to ISOs granted hereunder (subject to adjustment as provided in Section 5.3 hereof) shall be 200,000 shares and, to the extent allowed by law, said number of shares will be granted at any time and from time to time under the Plan (subject to the provisions of Section10). These shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares or unauthorized shares which may be authorized pursuant to powers of attorney granted by shareholders of the company. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subjected to an option under the Plan.

      5.2 In the event that additional shares of Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding option granted hereunder shall be increased proportionally and the per share price of such shares shall be decreased proportionally with no change in the total purchase price of the shares then so covered. The number of shares of Stock reserved for the purpose of the Plan shall also be increased proportionally. In the event that the shares of Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Stock then covered by each outstanding option granted hereunder shall be reduced proportionally and the per share price shall be increased proportionally with no change in the total price of the shares then so covered. The number of shares of Stock reserved for the purposes of the Plan shall also be reduced proportionally. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 5.2 shall be eliminated from the respective option. No adjustment shall be made for dividends (other than stock dividends) or the issuance to stockholders of rights to subscribe for additional common stock or other securities.

                                      6.

      6.1 The option price for each share of Stock covered by an ISO shall be an amount not less than 100% (or, in the case of an ISO granted to a Ten Percent Shareholder, not less than 110%) of the fair market value of the Stock on the date the option is granted.

      6.2 All ISOs issued under the Plan shall be for such period as the Board shall determine, but for not more than ten (10) years (or, if the Optionee is a Ten Percent Shareholder, five (5) years) from the date of grant thereof.

      6.3 The period of the ISO, once it is granted, may be reduced only as provided for in Section 7 in connection with the termination of employment of the Optionee.

      6.4 Except as provided in Section 7 hereof, no ISO may be exercised unless the Optionee is at the time of such exercise in the employ of the Organization and shall have been continuously so employed since the grant of the option.

      6.5 Each option granted under the Plan shall be nontransferable and shall be exercisable only by the Optionee to whom the option is granted. No option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process.
Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of the option or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option such rights and privileges shall immediately become null and void.

                                      7.

      7.1 In the event of an Optionee's termination of employment for any reason, such Optionee or the Optionee's guardian or personal representative may exercise any Options theretofore granted, which have vested and are not then expired, within three (3) months after such termination of employment; provided, however, in the case of termination of employment due to permanent disability, the three month period of exercise shall be extended to one year.

      7.2 The transfer of a Key Employee from the Company and any Subsidiary to the company or any Subsidiary shall not be considered an interruption or termination of employment for purposes of this Agreement.

                                      8.

      8.1 The exercise of any ISO shall also be contingent upon receipt by the Company of cash or cashier's check to its order, in an amount equal to the full option price of the shares being purchased.

      8.2 No Optionee or his or her legal representative, heir, or legatee, as the case may be, will be, or will be deemed to be, a holder of any share subject to an option unless and until appropriate documents evidencing such shares are issued under the provisions of the Plan. Adjustment shall be made, however, for dividends for which the record date is after the date the option is exercised but prior to the date such evidence of such shares is issued.

      8.3 Each option shall be subject to the condition that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares under such option, such option, such shares will not be issued unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

      8.4 Neither the Plan nor any option agreement covering options issued under the Plan is to be construed as a contract of employment of any kind whatsoever between a Key Employee and any present or future employer of Key Employee.

      8.5 Exercise of an option shall result in a decrease in the number of shares of Stock, which thereafter may be available under the Plan by the number of shares as to which the option is exercised.

                                      9.

      No option shall be granted pursuant to the Plan after ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the majority of the outstanding shares of each class of Company stock, whichever is earlier.

                                      10.

      The Board may at any time terminate the plan, and at any time and from time to time modify and amend the Plan in any respect; provided, however, that no such amendment shall: (a) increase (except in accordance with Section 5.2) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any individual Optionee; or (b) reduce (except in accordance with Section 5.2) the minimum option prices which may be established under the Plan; or (c) extend the maximum periods provided for in Sections 6.2 and 10, respectively, during which options may be exercised or granted; or (d) change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options; or (e) change the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an option theretofore granted to such Optionee.

                                      11.

      The Plan shall not affect the provisions of any nonqualified stock options granted to any employee of the Organization under any other plan relating to non-qualified stock options; nor shall it affect any of the rights of any employee or the Organization to whom such a non-qualified stock option was granted.

                                      12.

      This Plan shall become effective on the later of the date of its adoption by the Board or its approval by the vote of the holders of a majority of the outstanding shares of each class of the Company's stock. This Plan shall not become effective unless such shareholder approval shall be obtained within twelve (12) months before or after the adoption of the Plan by the Board.